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                                                                    EXHIBIT 99.4
                                RHNB CORPORATION
                              222 EAST MAIN STREET
                        ROCK HILL, SOUTH CAROLINA 29730
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 7, 1994
To the Shareholders:
     Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting ") of RHNB Corporation, a South Carolina corporation ("RHNB"), will be held at the Baxter Hood Center, 452 South Anderson Road, Rock Hill, South Carolina at 10:00 a.m. on November 7, 1994, for the following purposes:
          (1) To consider and vote on a proposal to approve the merger of RHNB with and into NB Holdings, Inc., a wholly-owned subsidiary of NationsBank Corporation, pursuant to the terms of the Agreement and Plan of Merger (the "Agreement"), dated as of July 8, 1994, and between RHNB and NationsBank Corporation; and
          (2) To transact such other business as may properly come before the Special Meeting or any adjournment thereof;

     Only shareholders of record at the close of business on September 22, 1994 will be entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

     Any shareholder entitled to vote at the Special Meeting shall have the right to dissent from the Agreement and receive payment of the fair value of his shares upon compliance with Chapter 13 of the South Carolina Business Corporation Act of 1988, the full text of which is included as Appendix C to the Proxy Statement-Prospectus accompanying this Notice of Special Meeting. For a summary of the dissenters' rights of RHNB shareholders, see "THE
MERGER -- Dissenters' Rights of RHNB Shareholders" in the Proxy Statement-Prospectus.
     APPROVAL OF THE MERGER REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF NOT LESS THAN TWO-THIRDS OF THE OUTSTANDING SHARES OF COMMON STOCK OF RHNB. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOU MARK, DATE, SIGN AND RETURN PROMPTLY THE PROXY CARD IN THE ENCLOSED, SELF-ADDRESSED, STAMPED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND DESIRE TO REVOKE YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO. IN ANY EVENT, A PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.
                                         By Order of the Board of Directors
                                         (Signature of Michael F. Gooding)
                                         MICHAEL F. GOODING
                                         President
Rock Hill, South Carolina
            , 1994